Exhibit 99.1

INNOSPEC REPORTS FIRST QUARTER 2024 FINANCIAL RESULTS

Strong contribution from Performance Chemicals drives operating income growth of 23 percent

$80.6 million cash generated from operations; Net cash improves to $270.1 million

Dividend increased by 10 percent; Strong debt-free balance sheet

GAAP EPS of $1.65 and adjusted non-GAAP EPS of $1.75

Englewood, CO – May 9, 2024 – Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the first quarter ended March 31, 2024. The Company declared its semi-annual dividend of 76 cents per common share for the first half of this year, representing an increase of 10 percent. This dividend will be paid on May 31, 2024 to shareholders of record on May 20, 2024.

Total revenues for the first quarter were $500.2 million, a decrease of 2 percent from $509.6 million in the corresponding period last year. Net income for the quarter was $41.4 million or $1.65 per diluted share compared to $33.2 million or $1.33 per diluted share recorded in the corresponding period last year. Adjusted EBITDA for the quarter was $64.0 million compared to $52.7 million reported in the same period a year ago.

Results for this quarter include some special items, which are summarized in the table below. Excluding these items, adjusted non-GAAP EPS in the first quarter was $1.75 per diluted share, compared to $1.38 per diluted share a year ago.

Cash from operating activities was $80.6 million before capital expenditures of $14.3 million. The quarter closed with net cash of $270.1 million.

Adjusted EBITDA, income before income taxes excluding special items and net income excluding special items, and related per-share amounts together with net cash, are non-GAAP financial measures that are defined and reconciled with GAAP results herein and in the schedules below.

	Quarter ended March 31, 2024			Quarter ended March 31, 2023
(in millions, except share and per share data)	Income before income taxes	Net income	Diluted EPS	Income before income taxes	Net income	Diluted EPS
Reported GAAP amounts	$55.3	$41.4	$1.65	$45.0	$33.2	$1.33

Amortization of acquired intangible assets	2.8	2.1	0.08	2.6	2.0	0.08
Foreign currency exchange gains	(1.1)	(0.8)	(0.03)	(2.0)	(1.5)	(0.06)
Legacy costs of closed operations	0.8	0.6	0.02	0.8	0.6	0.02
Adjustment to fair value of contingent consideration	0.8	0.5	0.02	—	—	—
Adjustment of income tax provisions	—	0.3	0.01	—	0.2	0.01

	3.3	2.7	0.10	1.4	1.3	0.05

Adjusted non-GAAP amounts	$58.6	$44.1	$1.75	$46.4	$34.5	$1.38

Commenting on the first quarter results, Patrick S. Williams, President and Chief Executive Officer, said,

“This was a very strong start to the year for Innospec. Good performance in all our businesses drove a 23 percent increase in operating income with margin expansion.

Performance Chemicals operating income more than doubled over the prior year on higher sales and improved gross margins and delivered our target for sequential operating income growth. While customers remain disciplined in their order patterns, we are cautiously optimistic that we can maintain this improvement in 2024. In addition, our recent acquisition of QGP Quimica Geral S.A. is performing in line with expectations and was immediately accretive.

In Fuel Specialties, gross margins were within our targeted 32 to 35 percent range and operating margins continued to improve over the prior year. We have an exciting and diverse set of geographic and end-market opportunities in both fuel and non-fuel applications which we expect will provide a foundation for continued growth.

Oilfield Services delivered operating income growth and margin expansion compared to the prior year as softer results in production chemicals were more than offset by improvements in other segments. In the short-term we expect production chemicals activity to remain below previous quarters and will continue to pursue further sales growth and margin improvement in our other oilfield segments.”

Revenues in Performance Chemicals of $160.8 million were up 6 percent over the first quarter of last year with acquisition growth of 6 percent, volume growth of 13 percent and a positive currency impact of 1 percent offset by an adverse price/mix of 14 percent. Gross margins of 23.4 percent increased by 7.5 percentage points from the same quarter last year. Operating income of $21.1 million approximately doubled over the corresponding prior year period.

Revenues in Fuel Specialties of $176.9 million were down 7 percent from $190.3 million in the first quarter of last year. An adverse price/mix of 6 percent and a 2 percent reduction in volumes were partially offset by a positive currency impact of 1 percent. Gross margins of 34.3 percent increased by 4.1 percentage points over last year. Operating income of $33.4 million was up 3 percent from $32.4 million a year ago. Adjusting for the $7.4 million inventory write-off in Brazil in the first quarter of 2023, gross margins were 34.1 percent and operating income was $39.8 million.

Revenues in Oilfield Services of $162.5 million for the quarter were down 3 percent from $167.9 million in the first quarter of last year. Gross margins of 35.3 percent decreased by 4.2 percentage points from the same quarter last year on a weaker sales mix. Operating income of $16.9 million increased 6 percent from $15.9 million in the prior year period.

Corporate costs for the quarter were $20.2 million, compared with $17.7 million a year ago.

The effective tax rate for the quarter was 25.1 percent compared to 26.2 percent in the same period last year.

For the quarter, net cash provided by operating activities was $80.6 million compared to $21.8 million a year ago. As of March 31, 2024, Innospec had $270.1 million in cash and cash equivalents and no debt.

Mr. Williams concluded,

“I am very pleased with the strong performance that all our businesses delivered in the quarter including our new acquisition. We have a broad set of technology-based organic opportunities across the businesses which we expect will continue to advance driving further growth and margin improvement.

Cash generation was again excellent this quarter, and our net cash position strengthened to over $270 million. We continue to have significant flexibility and balance sheet strength for potential further M&A, dividend growth, buybacks and organic investment. This quarter our Board approved a further 10 percent increase in our semi-annual dividend to 76 cents per share continuing our record of returning value to shareholders.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. Adjusted EBITDA is net income per our consolidated financial statements adjusted for the exclusion of interest income, net, income taxes, depreciation and amortization, foreign currency exchange gains, legacy costs of closed operations and adjustment to fair value of contingent consideration. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of amortization of acquired intangible assets, foreign currency exchange gains, legacy costs of closed operations, adjustment to fair value of contingent consideration and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,400 employees in 22 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2023 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Schedule 1

	Three Months Ended March 31
(in millions, except share and per share data)	2024	2023
Net sales	$500.2	$509.6
Cost of goods sold	(344.5)	(361.8)

Gross profit	155.7	147.8
Operating expenses:
Selling, general and administrative	(92.7)	(96.2)
Research and development	(11.8)	(10.6)
Adjustment to fair value of contingent consideration	(0.8)	—
Profit on disposal of property, plant and equipment	0.1	—

Total operating expenses	(105.2)	(106.8)

Operating income	50.5	41.0
Other income, net	2.7	3.7
Interest income, net	2.1	0.3

Income before income taxes	55.3	45.0
Income taxes	(13.9)	(11.8)

Net income	$41.4	$33.2

Earnings per share:
Basic	$1.66	$1.34
Diluted	$1.65	$1.33
Weighted average shares outstanding (in thousands):
Basic	24,893	24,801
Diluted	25,066	24,962

INNOSPEC INC. AND SUBSIDIARIES

Schedule 2A

SEGMENTAL ANALYSIS OF RESULTS	Three Months Ended March 31
(in millions)	2024	2023
Net sales:
Performance Chemicals	$160.8	$151.4
Fuel Specialties	176.9	190.3
Oilfield Services	162.5	167.9

	500.2	509.6

Gross profit:
Performance Chemicals	37.7	24.1
Fuel Specialties	60.6	57.4
Oilfield Services	57.4	66.3

	155.7	147.8

Operating income:
Performance Chemicals	21.1	10.4
Fuel Specialties	33.4	32.4
Oilfield Services	16.9	15.9
Corporate costs	(20.2)	(17.7)

	51.2	41.0
Adjustment to fair value of contingent consideration	(0.8)	—
Profit on disposal of property, plant and equipment	0.1	—

Total operating income	$50.5	$41.0

Schedule 2B

NON-GAAP MEASURES	Three Months Ended March 31
(in millions)	2024	2023
Net income	$41.4	$33.2
Interest income, net	(2.1)	(0.3)
Income taxes	13.9	11.8
Depreciation and amortization	10.3	9.2
Foreign currency exchange gains	(1.1)	(2.0)
Legacy costs of closed operations	0.8	0.8
Adjustment to fair value of contingent consideration	0.8	—

Adjusted EBITDA	$64.0	$52.7

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$270.1	$203.7
Trade and other accounts receivable	318.2	359.8
Inventories	304.3	300.1
Prepaid expenses	15.0	18.7
Prepaid income taxes	4.4	2.8
Other current assets	0.9	0.6

Total current assets	912.9	885.7

Net property, plant and equipment	268.7	268.3
Operating lease right-of-use assets	43.5	45.1
Goodwill	397.5	399.3
Other intangible assets	57.7	57.3
Deferred tax assets	10.4	10.4
Pension asset	36.1	35.1
Other non-current assets	6.0	6.2

Total assets	$1,732.8	$1,707.4

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$166.4	$163.6
Accrued liabilities	163.6	185.9
Current portion of operating lease liabilities	13.6	13.6
Current portion of plant closure provisions	4.6	4.6
Current portion of accrued income taxes	12.2	2.6
Current portion of unrecognized tax benefits	4.5	1.2

Total current liabilities	364.9	371.5

Operating lease liabilities, net of current portion	30.0	31.6
Plant closure provisions, net of current portion	56.6	57.0
Accrued income taxes, net of current portion	11.6	11.6
Unrecognized tax benefits, net of current portion	10.5	13.6
Deferred tax liabilities	34.1	33.5
Pension liabilities and post-employment benefits	13.0	13.3
Acquisition-related contingent consideration	23.5	23.4
Other non-current liabilities	2.4	2.3
Equity	1,186.2	1,149.6

Total liabilities and equity	$1,732.8	$1,707.4

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31
(in millions)	2024	2023
Cash Flows from Operating Activities
Net income	$41.4	$33.2
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	10.4	9.3
Adjustment to fair value of contingent consideration	0.8	—
Deferred taxes	0.8	1.2
Profit on disposal of property, plant and equipment	(0.1)	—
Non-cash movements on defined benefit pension plans	(0.8)	(0.8)
Stock option compensation	2.1	1.9
Changes in working capital	17.4	(26.1)
Movements in plant closure provisions	(0.1)	(0.3)
Movements in income taxes	8.8	0.8
Movements in unrecognized tax benefits	0.2	0.3
Movements in other assets and liabilities	(0.3)	2.3

Net cash provided by operating activities	80.6	21.8

Cash Flows from Investing Activities
Capital expenditures	(10.7)	(17.7)
Proceeds on disposal of property, plant and equipment	0.1	—
Internally developed software	(3.7)	(4.3)

Net cash used in investing activities	(14.3)	(22.0)

Cash Flows from Financing Activities
Non-controlling interest	0.2	—
Issue of treasury stock	0.7	0.7
Repurchase of common stock	(0.4)	(0.3)

Net cash provided by financing activities	0.5	0.4

Effect of foreign currency exchange rate changes on cash	(0.4)	0.2

Net change in cash and cash equivalents	66.4	0.4
Cash and cash equivalents at beginning of period	203.7	147.1

Cash and cash equivalents at end of period	$270.1	$147.5

Amortization of deferred finance costs of $0.1 million (2023 - $0.1 million) are included in depreciation and amortization in the condensed consolidated statements of cash flows and in interest expense, net in the condensed consolidated statements of income.